UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(AMENDMENT NO. )

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Filed by a Party other than the Registrant 

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	Preliminary Proxy Statement
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	Definitive Proxy Statement
☒	Definitive Additional Materials
	Soliciting Material Pursuant to Rule 14a-12

ITEX CORPORATION
(Name of Registrant as Specified In Its Charter)

PAGIDIPATI FAMILY, LP

MPIC FUND I, LP

MPIC CANADIAN LP

CORNER MARKET CAPITAL MANAGEMENT, INC.

CORNER MARKET CAPITAL U.S., INC.

CORNER MARKET CAPITAL CORP.

SANJEEV PARSAD

ALNESH MOHAN

DAVID POLONITZA
RAHUL PAGIDIPATI

SIDD PAGIDIPATI

DR. WAYNE JONES

RICHARD POLONITZA

GRETA POLONITZA

G. ANDREW COOKE

DR. DEVAIAH PAGIDIPATI

DR. RUDRAMA PAGIDIPATI

KIRK ANDERSON

PAUL W. KIM

(Name Of Person(S) Filing Proxy Statement, If Other Than The Registrant)

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The Committee to Enhance ITEX (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of ITEX Corporation.  The Committee has filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On November 29, 2010, the Committee issued the following press release and posted  to HTTP://WWW.ENHANCEITEX.COM

ISS / RiskMetrics Group Recommends Voting the Gold Proxy Card

ISS / RiskMetrics Group recommends not voting for any of the current ITEX directors

Press Release Source: The Committee to Enhance ITEX on Monday November 29, 2010, 4:00 pm EST

Cranford, N.J., November 29 /PRNewswire/ -- The Committee to Enhance ITEX (the “Committee”) today announced that ISS / RiskMetrics Group, the nation's leading proxy advisory firm, has recommended that shareholders of ITEX Corporation vote on the Committee's GOLD proxy card to elect Alnesh Mohan to the Board of Directors of ITEX and not vote Management’s proxy at the annual meeting of shareholders scheduled to be held on December 10, 2010.  The Committee urges all shareholders to vote the GOLD proxy card to elect all three of its nominees – Wayne  Jones, Sidd Pagidipati and Alnesh Mohan -- by telephone, Internet or by signing, dating and returning the GOLD proxy card today.

ISS / RiskMetrics performed a detailed analysis of both sides' positions with respect to the election contest.  ISS / RiskMetrics expressed concerns shared by the Committee with respect to ITEX’s corporate governance and recommended shareholders WITHHOLD for one or all of the incumbent nominees for problematic governance practices.

Specifically, ISS / RiskMetrics stated:

•                     "In February 2008, the company entered into a single-trigger "change of control agreement" with Steven White, Chairman and CEO of the company. Change-in-control payments without termination arrangements are known as single-trigger agreements.” “ISS found the practice discussed here, the single-trigger change-in-control arrangement, to be problematic and recommended that shareholders withhold votes from the incumbent Compensation Committee members which included Mr. Wade and Mr. Best.” Mr. Wade and Mr. Best are two of ITEX’s three current directors.

•                     "During fiscal 2010 the company retained Mr. Wade as a consultant to assist with internal audit matters. As a result, Mr. Wade currently neither meets ISS nor NASDAQ Marketplace independence standards for audit committee members.”

•                     “Mr. Mohan’s extensive accounting experience and his background in dealing with public companies would be helpful..(as) ITEX has suffered from several accounting related problems.”

David Polonitza, Chairman of the Committee, stated, "We are pleased that ISS / RiskMetrics recognizes ITEX’s governance issues and that it supports our call for change on the Board.  We believe the need for positive change at ITEX is clear, and support from ISS / RiskMetrics, the nation's leading proxy advisory firm, is an important step in achieving this.  However, it is imperative that shareholders vote for all three of our independent and highly-qualified nominees – Wayne Jones, Sidd Pagidipati and Alnesh Mohan -- to help ensure that our plan to maximize shareholder value is implemented."

Contact:

John Grau

InvestorCom, Inc.

(203) 972‐9300

Or

David Polonitza

(502) 460‐3141

polonitza@enhanceitex.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee, together with the Participants (as defined below), has filed a definitive filing with the United States Securities and Exchange Commission (the "SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of the ITEX Corporation.

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT http://www.sec.gov. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INVESTORCOM, INC. AT ITS TOLL-FREE NUMBER (877) 972-0090 OR VIA EMAIL AT enhanceitex@investor-com.com.

The participants in the proxy solicitation are anticipated to be David Polonitza, Dr. Wayne Jones, Sidd Pagidipati, Rahul Pagidipati. Sanjeev Parsad, Alnesh Mohan, Pagidipati Family, LP, MPIC Fund I, LP, MPIC Canadian LP, Corner Market Capital, Inc., Corner Market Capital, U.S., Inc., Corner Market Capital Corp., Richard Polonitza, Greta Polonitza, G. Andrew Cooke,  Dr. Devaiah Pagidipati, Dr. Rudrama Pagidipati, Kirk Anderson, and Paul W. Kim  (collectively, the "Participants").

Information regarding the Participants and their affiliates, including their direct or indirect interests in the ITEX Corporation, by security holdings or otherwise, is contained in the Schedule 13D initially filed by David Polonitza on September 22, 2009, as amended or may be amended from time to time (the "Schedule 13D"). The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the record date for the 2010 Annual Meeting (October 19, 2010), the Participants and their affiliates collectively own an aggregate of 474,941 shares of Common Stock of the ITEX Corporation, consisting of the following:  (1) 127,975 shares held directly by David Polonitza, (2) 3,000 shares held directly by Rahul Pagidipati, (3) 140,779 shares held directly by the Pagidipati Family, LP, (4) 11,800 shares held directly by Devaiah and Rudrama Pagidipati, (5) 71,395 shares held directly by Kirk Anderson, (6) 6,000 shares held directly by Paul W. Kim, (7) 8,152 shares held directly by Richard and Greta Polonitza, (8) 80,000 shares held in accounts managed by MPIC FUND I, LP,  (11) 14,380 shares held in accounts managed by MPIC CANADIAN, LP, (12) 11,460 shares held directly by G. Andrew Cooke. Each of the Participants disclaims beneficial ownership of such shares except to the extent of his/her/its pecuniary interest therein.

Contact:

John Grau

InvestorCom, Inc.

(203) 972-9300

Or

David Polonitza

(502) 460-3141

polonitza@enhanceitex.com